Registration No. 333-97575

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________

MOORE-HANDLEY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	63-0819773 (I.R.S. Employer Identification No.)

3140 Pelham Parkway
Pelham, Alabama 35124

(Address of Principal Executive Offices including Zip Code)

Moore-Handley, Inc.
2002 Employee Stock Purchase Plan

(Full title of the Plan)

Gary C. Mercer
3140 Pelham Parkway
Pelham, Alabama 35124
(205) 663-8011

(Name, address and telephone number of agent for service)

On October 31, 2003, the Company filed a Form 15 deregistering its Common Stock, par value $.10 per share, under the Securities Exchange Act of 1934, as amended. Accordingly, the 175,321 shares remaining available for issuance under the Plan are hereby deregistered.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pelham, State of Alabama on the 31st day of October, 2003.

                                                                                                            MOORE-HANDLEY, INC.

                                                                                                             By: /s/ Gary C. Mercer
                                                                                                                    Gary C. Mercer
                                                                                                                    Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ William Riley* William Riley	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 31, 2003
/s/ Gary C. Mercer Gary C. Mercer	Chief Financial Officer (principal financial officer and principal accounting officer)	October 31, 2003
/s/ Michael J. Gaines* Michael J. Gaines	President and Chief Operating Officer and Director	October 31, 2003
/s/ Michael Palmer* Michael Palmer	Director	October 31, 2003
/s/ Michael B. Stubbs* Michael B. Stubbs	Director	October 31, 2003
*By Gary C. Mercer as Attorney-in-Fact pursuant to Power of Attorney included in the original Registration Statement /s/ Gary C. Mercer Gary C. Mercer	Attorney-in Fact	October 31, 2003